Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-260992 on Form F-4 of our report dated April 21, 2022, relating to the financial statements of Polestar Automotive Holding Limited. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/Deloitte AB

Gothenburg, Sweden

April 21, 2022